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                                                                   EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-13203 and 333-61705 of Unify Corporation on Form S-8 of our report (which is unqualified and contains explanatory paragraphs regarding the substantial doubt about the Company's ability to continue as a going concern and the restatement of the financial statements) dated December 22, 2000 (April 23, 2001 as to the effects of the restatement discussed in Note 18) appearing in this Amendment to the Annual Report on Form 10-K/A of Unify Corporation for the year ended April 30, 2000.

DELOITTE & TOUCHE LLP

Sacramento, California
April 26, 2001